UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 14, 2007

NEENAH PAPER, INC.

(Exact Name Of Registrant As Specified In Charter)

Delaware	001-32240	20-1308307
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3460 Preston Ridge Road

Alpharetta, Georgia 30005

(Address of principal executive offices, including zip code)

(678) 566-6500

(Registrant’s telephone number, including area code)

Not applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Item 5.02          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 14, 2007 (the “Retirement Date”), William K. O’Connor announced his retirement as Senior Vice President of Neenah Paper, Inc. (the “Company”), effective immediately.  Mr. O’Connor was President of the Company’s Fine Paper division.

In conjunction with his retirement, the Company entered into a Separation Agreement (the “Separation Agreement”) with Mr. O’Connor pursuant to which the Company will pay Mr. O’Connor the following:

•                  A lump sum separation payment of $340,000, which represents seventeen (17) months of Mr. O’Connor’s base salary as in effect immediately prior to the Retirement Date;

•                  A lump sum payment of $21,691.44, which represents pay for all accrued but unused vacation pay as of the Retirement Date;

•                  A lump sum payment of $7,400, for certain estimated medical premiums; and

•                  A lump sum payment of $104,000, for certain retirement benefits.

In addition, all of Mr. O’Connor’s unvested stock options to purchase an aggregate of 76,036 shares of the Company’s common stock, 4,773 shares of restricted common stock and 4,380 performance share units will vest after the effective date of the Separation Agreement.  In addition, the Separation Agreement contains standard and customary provisions relating to non-competition, protection of the Company’s trade secrets and intellectual property and confidentiality.

As a consequence of Mr. O’Connor’s retirement, the Fine Paper division will now report to the Company’s Chief Executive Officer, Sean T. Erwin.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEENAH PAPER, INC.
(Registrant)

Date: May 15, 2007	/s/ Steven S. Heinrichs
Steven S. Heinrichs Senior Vice President, General Counsel and Secretary

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